Exhibit 10.1


                               FIRST AMENDMENT TO
                             WESTERN RESOURCES, INC.
                 1996 LONG TERM INCENTIVE AND SHARE AWARD PLAN

     The Western Resources, Inc. 1996 Long Term Incentive and Share Award Plan is hereby amended in the following respects:

      1. Subsection (a) of Section 4 is amended to read in its entirety as follows:

           "(a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards and Director's Shares under the Plan shall be 5,000,000. No Award or Director's Shares may be granted if the number of Shares to which such Award or Director's Share relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under preceding sentence. If any Awards or Director's Shares are forfeited, canceled, terminated, exchanged or surrendered or such Award or Director's Shares is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award or Director's Shares shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards or Director's Shares under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised. Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares with respect to which Options or SARs may be granted during a calendar year to any Eligible Employee under this Plan shall be 350,000 Shares or with respect to Performance Shares, Performance Units, Restricted Shares and Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, the equivalent of 60,000 shares during a calendar year to any Eligible Employee."

      2. Subsection (d)(i) of Section 5 is amended by adding the following sentence at the end thereof:

           "If the lapse of restrictions is conditioned on the
           achievement of performance criteria, the Committee shall
           select the criterion or criteria from the list of criteria set forth in Section 5(f)(i)."
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      3.   Subsection (e)(i) of Section 5 is amended by adding the following sentence at the end thereof:

           "If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i)."

      4. Subsection (f)(i) of Section 5 is amended to read in its entirety as follows:

           "(i) Performance Period and Criteria. The Committee shall determine a performance period (the "Performance Period") of one or more years and shall determine the performance objective for grants of Performance Shares and Performance Units. Performance objectives may very from Eligible Employee to Eligible Employee and shall be based upon such one or more of the following performance criteria as the Committee may deem appropriate: total shareholder return, earnings per share, operating income, net income, pro forma net income, return on shareholders' equity, return on designated assets, shareholder value added, revenues, capital gains, expenses, operating profit margin, operating cash flow, net profit margin, and achievement of operational strategies in terms of control of accidents, lost time and customer satisfaction. The performance objectives may be determined by reference to the performance of the Company, or of a subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Employees may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed."

Approved at Annual Meeting of Shareholders Held on June 30, 1999.